SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: March 7, 2008

PACER HEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	0-28729	11-3144463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7759 N.W. 146th Street

Miami Lakes, Florida 33016

 (Address of principal executive offices)

(305) 828-7660

(Registrant's Executive Office Telephone Number)

MI-200859

ITEM 2.01.  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 7, 2008 (the “Closing Date”), Pacer Health Management Corporation of Georgia (the “Seller”), a Georgia corporation and a wholly-owned subsidiary of Pacer Health Corporation, a Florida corporation (the “Registrant”) entered into that certain Asset Purchase Agreement (the “Agreement”), by and between the Seller and Saint Joseph’s at East Georgia, Inc., a Georgia nonprofit corporation (the “Purchaser” and together with the Seller, the “Parties”) pursuant to which the Seller sold to the Purchaser substantially all of the assets, excluding cash and outstanding accounts receivable, with a net realizable value of approximately $2.5 million, and Purchaser assumed certain liabilities with respect to the operation of Minnie G. Boswell Memorial Hospital located at 1201 Siloam Road, Greensboro, Georgia (the “Acute Care Hospital”) and the healthcare businesses incident to the operation of the Acute Care Hospital (collectively, the “Hospital”)as set forth in Schedule A to the Agreement  in consideration for the aggregate purchase price of Three Million Five Hundred Forty-Seven Thousand Five Hundred Fifty-Nine Dollars and Seventy-One Cents ($3,547,559.71), subject to certain adjustments set forth in the Agreement.

On the Closing Date, the Purchaser paid a closing payment equal to Two Million Nine Hundred Twelve Thousand Two Hundred Six Dollars and Ninety Cents ($2,912,206.90), which such payment represents the aggregate purchase price less certain deposits previously paid to the Seller, subject to certain adjustments set forth in the Agreement.  Specifically, within thirty (30) calendar days following July 1, 2008, the Purchaser shall submit to the Seller a report identifying the amount of annual subsidy for the Hospital (or its successor organization) approved by the Greene County Commission prior to July 1, 2008 (the “Annual Subsidy Amount”).  Within ten (10) calendar days following the date that the Annual Subsidy Amount has been determined in accordance with the Agreement, Purchaser shall pay to the Seller an amount equal to fifty percent (50%) of the Annual Subsidy Amount up to an Annual Subsidy Amount of One Million Five Hundred Thousand Dollars ($1,500,000).

Pursuant to the Agreement, the Seller delivered to the Purchaser, among other things, that certain (a) General Assignment, Bill of Sale and Assumption of Liabilities, (b) Warranty Deed and Quit Claim Deed for the Owned Real Property, (c) Sublease as to the Leased Real Property on which the Hospital is located (the “Sublease”), (d) Amendment to Lease and Lessor Consent to Sublease Agreement from Health Systems Real Estate, Inc. (“HSRE”) and (e) Restrictive Covenant Agreement, each dated the Closing Date and each of which have been provided as Exhibits hereto.  Furthermore, the Registrant and the Purchaser entered into a Guaranty Agreement, of even date with the Agreement, pursuant to which the Registrant irrevocably guaranteed the payment by the Seller to the Purchaser of any indemnification payment required to be made by Seller pursuant to the terms of, and subject to the conditions set forth in, the Agreement.  A copy of the Guaranty is also attached hereto as Exhibit 10.6.

A copy of the Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibit No. Description

Exhibit	Description	Location
Exhibit 10.1	Asset Purchase Agreement, dated March 7, 2008, by and among Pacer Health Management Corporation of Georgia and Saint Joseph’s at East Georgia, Inc.	Provided herewith
Exhibit 10.2	General Assignment, Bill of Sale and Assumption of Liabilities, dated March 7, 2008, by and between Pacer Health Corporation and Saint Joseph’s at East Georgia, Inc.	Provided herewith
Exhibit 10.3	Limited Warrant Deed and Quit Claim Deed for the Owned Real Property, dated March 7, 2008, by and between Pacer Health Management Corporation of Georgia and Saint Joseph’s at East Georgia, Inc.	Provided herewith
Exhibit 10.4	Sublease as to the Leased Real Property, dated March 7, 2008, by and between Saint Joseph’s at East Georgia, Inc. and Pacer Health Management Corporation of Georgia	Provided herewith
Exhibit 10.5

First Amendment to Lease and Lessor Consent to Sublease Agreement, dated March 7, 2008, by and among Health Systems Real Estate, Inc., Pacer Health Management Corporation of Georgia and Pacer Health Corporation

Provided herewith
Exhibit 10.6	Restrictive Covenant Agreement, dated March 7, 2008, by and between Pacer Health Corporation and Saint Joseph’s at East Georgia, Inc.	Provided herewith
Exhibit 10.7	Guaranty, dated March 7, 2008, by and between Pacer Health Corporation and Saint Joseph’s at East Georgia, Inc.	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2008	PACER HEALTH CORPORATION

By: /s/ Rainier Gonzalez
Name: Rainier Gonzalez
Its: President and Chief Executive Officer